Exhibit 10.12

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is entered into as of February 5, 2015 (the “Effective Date”), by and between Tectonic Services, LLC, a Texas limited liability company (“Manager”), and Tectonic Advisors, LLC, a Texas limited liability company (the “Company”). Manager and the Company are sometimes each individually referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, the Company is governed by that certain Company Agreement, dated as of February 5, 2015 (the “Company Agreement”), by and among those individuals designated as members therein (the “Members”), and Manager, as the manager;

WHEREAS, Manager has the ability to provide certain management services to assist the Company in conducting its business operations and accomplishing its strategic objectives; and

WHEREAS, the Company desires to retain Manager to provide such services, and Manager is willing to make available to the Company such services, on the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
SERVICES

1.1           Engagement. The Company hereby engages Manager, and Manager hereby agrees, upon the terms and subject to the conditions set forth herein, to provide, or cause any of its Affiliates to provide, management services to the Company, as described in Section 1.2 hereof, subject to the rights of the Members set forth in the Company Agreement or as otherwise provided by law, including the Texas Business Organizations Code. For purposes of this Agreement, an “Affiliate” of any specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

1.2           Services. Manager or any of its Affiliates shall provide the Company with business and organizational strategy, financial and investment management and advisory services, as the Company may reasonably request from time to time, in accordance with and as set forth in Article V of the Company Agreement (the “Services”).

1.3           Authorization to Act. In recognition of the fact that some of the Services will require that personnel employed by Manager or its Affiliates engage in business dealings with customers, vendors or others with whom the Company does business, and that it is to the Company’s advantage for such business dealings to be conducted on behalf of and in the name of the Company, the Company hereby authorizes Manager to use the Company’s name, whenever necessary or appropriate in providing the Services hereunder, subject to the provisions hereof or as may limited in the Company Agreement.

ARTICLE 2

COMPENSATION FOR SERVICES

2.1           Management Fee. In consideration of the Services to be rendered by Manager hereunder, the Company shall pay to Manager a monthly management fee in the amount of $25,000, which fee shall be payable in advance, plus Out-of-Pocket Expenses (defined below).

2.2           Reimbursement of Out-of-Pocket Expenses. In addition to the payments required under Section 2.1 above, the Company shall, at the direction of Manager, pay directly or reimburse Manager for Out-of-Pocket Expenses (as hereinafter defined). For purposes of this Agreement, the term “Out-of-Pocket Expenses” shall mean the reasonable amounts incurred by Manager and/or its personnel from products and/or services of unaffiliated third parties delivered to the Company or Manager and/or their respective personnel in connection with the Services including, without limitation, (i) fees and disbursements of auditors, attorneys and other advisors or consultants, (ii) costs of any outside services of independent contractors such as financial printers, couriers, business publications or similar services and (iii) all other reasonable expenses actually incurred by Manager and/or its personnel in rendering the Services. All direct payments and reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Manager to the Company of a statement in reasonable detail in connection therewith.

ARTICLE 3

STANDARD OF PERFORMANCE; LIMITATIONS

3.1           Standard of Performance. Manager shall have the right, consistent with and subject to the provisions of this Agreement and the Company Agreement, to determine, the method, manner and means by which the Services will be performed. MANAGER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SERVICES.

3.2           Limitation of Liability; Disclaimer. Neither Manager nor any of its officers, directors, managers, principals, stockholders, partners, members, employees, agents, attorneys, representatives and Affiliates (each a “Related Party” and, collectively, the “Related Parties”) shall be liable to the Company or any of its Affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of any Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the willful misconduct or fraudulent acts or omissions of Manager or such Related Party. In no event will Manager or any of its Related Parties be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if Manager has been advised of the possibility of such damages. Under no circumstances will the liability of Manager and Related Parties exceed, in the aggregate, the fees actually paid to Manager hereunder.

ARTICLE 4

INDEMNIFICATION

The Company shall indemnify and hold harmless Manager and each of its Related Parties (each, an “Indemnified Party”) from and against any and all losses, claims, actions, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree, made by any third party or otherwise, relating to or arising out of the Services or other matters referred to in or contemplated by this Agreement or the engagement of such Indemnified Party pursuant to, and the performance by such Indemnified Party, of the Services or other matters referred to or contemplated by this Agreement, and the Company will reimburse any Indemnified Party for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatening claim, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a Party thereto. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the willful misconduct or fraudulent acts or omissions of such Indemnified Party. The reimbursement and indemnity obligations of the Company, under this Article 4 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of Manager and any Related Party or controlling persons (if any), as the case may be, of Manager and any such Affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Manager, any such Affiliate and any such Related Party or other person. The provisions of this Article 4 shall survive the termination of this Agreement.

ARTICLE 5

RECORDS

All records, to the extent solely relating to the operations of the Company, including, without limitation, all books of account and general administrative records, shall be and remain the sole property of the Company.

ARTICLE 6

RELATIONSHIP OF THE PARTIES; THIRD PARTY BENEFICIARY

6.1           Independent Contractor. Manager is an independent contractor under this Agreement. Except as expressly set forth herein, Manager does not have the authority to, and Manager hereby agrees that it shall not, directly or indirectly, contract for any obligations of any kind in the name of or chargeable against the Company without the prior written consent of the Company. All persons providing services to the Company shall be employees or independent contractors under the supervision of Manager, and shall not be employees of the Company with respect to such services. As such, Manager shall furnish all materials, supplies and personnel necessary to perform its obligations hereunder, and Manager shall have the sole responsibility of paying the salaries, taxes and all other expenses relating to each employee of Manager, including those employees that provide services to the Company pursuant to this Agreement.

6.2           Third Party Beneficiary. On or about the Effective Date, A. Haag Sherman (“Sherman”) became the Chief Executive Officer and a manager of Manager, which is (a) the manager of Tectonic Holdings, LLC, a Texas limited liability company, which is the sole member of the Company, and (b) the manager of the Company. The Parties acknowledge that Sherman would not have undertaken these positions with Manager without Manager agreeing to continue to provide to the Company the Services set forth herein. Therefore, the Parties hereby agree that Sherman shall be, and is hereby, named as an express third-party beneficiary of this Agreement, with full rights as such.

ARTICLE 7

TERM AND TERMINATION

7.1           Term and Termination. The term of this Agreement shall commence on the Effective Date and continue thereafter until the earliest of:

(a)       the payment in full of the indebtedness evidenced by those certain promissory notes executed by FMR (defined below) in favor of Dental Community Financial Holdings, Ltd.; or

(b)       the dissolution or liquidation of either Party.

7.2           Termination for Breach. This Agreement may be terminated for cause by either Party, if the other Party breaches any material provision of this Agreement and fails to cure the breach within thirty (30) days of receiving written notice thereof.

7.3           Survival. Notwithstanding anything in this Agreement to the contrary, (a) the provisions of Section 4 shall survive the termination of this Agreement and (b) no termination of this Agreement, whether pursuant to Section 7.2 or otherwise, shall affect the Company’s duty to pay any fees accrued, or reimburse any cost or expense incurred, pursuant to the terms of this Agreement prior to the effective date of such termination.

ARTICLE 8

MISCELLANEOUS

8.1           Company Agreement. Manager acknowledges and confirms that it is a party to the Company Agreement and is subject to the provisions set forth therein. In the event of a conflict, the provisions of the Company Agreement shall control.

8.2           Further Assurances. Each Party agrees to execute and deliver such documents and take such actions as the other shall reasonably request for the purposes of carrying out the intent of this Agreement and the transactions contemplated hereby.

8.3           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier; (c) on the date sent by facsimile or electronic mail transmission of a PDF document (with confirmation of transmission in the case of facsimile) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.3):

If to Manager:	6900 N. Dallas Parkway
Suite 500
Plano, Texas 75024
Attention: A. Haag Sherman
Facsimile: 972-663-3799
Email: hsherman@shermanlp.com

If to the Company:	6900 N. Dallas Parkway
Suite 500
Plano, Texas 75024
Attention: A. Haag Sherman
Facsimile: 972-663-3799
Email: hsherman@shermanlp.com

If to Sherman:	Mr. A. Haag Sherman
2520 Pelham Drive
Houston, Texas 77019
Email: hsherman@shermanlp.com

8.4           Headings. The headings in this Agreement are inserted for convenience or reference only, are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement and shall not affect the interpretation of this Agreement.

8.5           Entire Agreement. This Agreement and the Company Agreement contain the entire agreement between the Parties with respect to its subject matter and supersede any and all prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

8.6           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.7           No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and, except as provided in Section 1.1 and Section 6.2, nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

8.8           Amendments. No amendment or modification of this Agreement shall be valid or binding upon any Party hereto unless made in writing and signed by its duly authorized officer; provided, however, the Parties may not amend or terminate this Agreement without the prior written consent of Sherman.

8.9           Assignment; Successors and Assigns. Neither this Agreement, nor any rights or obligations hereunder, shall be assignable by either Party hereto unless approved in writing by the other Party and Sherman. Manager retains the right to subcontract for performance of any portion of its duties hereunder by one or more third parties, provided that Manager shall not be released from its liabilities and obligations hereunder without the express written consent of Sherman. In connection with the transactions contemplated by this Agreement, III:I Financial Research Management, L.P. (“FMR”) shall be converted from a Texas limited partnership to the Company. The Parties hereto agree that this Agreement shall be binding on FMR and any successor thereto, including the Company.

8.10         Attorneys’ Fees. In any litigation arising out of this Agreement, the prevailing Party shall be entitled to recover from the other Party all costs and expenses, including, without limitation, attorneys’ fees, paid or incurred by such Party in connection with such litigation.

8.11          Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Texas.

8.12         Arbitration. Any dispute, controversy or claim arising under or relating to this Agreement or any breach or threatened breach hereof (an “Arbitrable Dispute”) shall be resolved exclusively by final and binding arbitration in the State of Texas administered by the American Arbitration Association pursuant to its Commercial Arbitration Rules. Any demand for arbitration shall be in writing, shall be served on the other Party in the manner prescribed herein for the giving of notices, and shall set forth a short statement of the factual basis for the claim, specifying the matter or matters to be arbitrated. The Arbitrable Dispute shall be heard by a three arbitrator panel. In a three member panel arbitration, each of the two Parties to the Arbitrable Dispute shall select one independent arbitrator expert in the subject matter of the Arbitrable Dispute from that Party’s list of three independent arbitrators after the other Party (or representative, if applicable) has had the opportunity to designate as objectionable and eliminate one arbitrator from the other’s list within seven days after submission thereof. The two arbitrators so selected by the Parties shall select a third independent arbitrator expert in the matter of the Arbitrable Dispute. Any arbitration pursuant hereto shall be conducted by the arbitrators under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the arbitrators shall not be required to comply strictly with such Rules in conducting any such arbitration. All such arbitration proceedings shall take place in the State of Texas. The fees and expenses of the arbitrators and any related costs and expenses initially shall be borne equally by the two sides to the Arbitrable Dispute. The arbitrators shall have the authority to award any remedy or relief that a state district court of the State of Texas could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the awarding of punitive damages, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrators shall render their decision and award in writing and counterpart copies thereof shall be delivered to each Party. The decision and award of the arbitrators shall be binding on all Parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement. Any Party to the arbitration may seek to have judgment upon the award rendered by the arbitrators entered in any court having jurisdiction thereof. Each Party agrees that it will not file any suit, motion, petition or otherwise commence any legal action or proceeding for any matter which is required to be submitted to arbitration as contemplated herein except in connection with the enforcement of an award rendered by the arbitrators. Upon the entry of an order dismissing or staying any action or proceeding filed contrary to the preceding sentence, the Party which filed such action or proceeding shall promptly pay to the other Party the reasonable attorney’s fees, costs and expenses incurred by such other Party prior to the entry of such order.

8.13          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile or electronic mail transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

8.14         No Strict Construction. The Parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

MANAGER:

TECTONIC SERVICES, LLC

By:	/s/ A. Haag Sherman
Name:	A. Haag Sherman
Title:	Chief Executive Officer

COMPANY:

TECTONIC ADVISORS, LLC

By:	Tectonic Services, LLC, its manager

	By:	/s/ A. Haag Sherman
	Name:	A. Haag Sherman
	Title:	Chief Executive Officer

Signature Page to

Management Services Agreement